ARTICLES OF INCORPORATION

                                       OF

                                  CLS/SG, INC.

                                ----------------

          The undersigned, being a natural person and acting as the incorporator, does hereby adopt the following Articles of Incorporation for the purpose of forming a corporation pursuant to the provisions of Chapter 1701 of the Revised Code of Ohio, as amended and implemented, and as hereinafter sometimes referred to as the "General Corporation Law".

          FIRST: The name of the corporation (hereinafter called the "Corporation") is CLS/SG, INC.

          SECOND: The place in the State of Ohio where the principal office of the Corporation is to be located is City of Maple Heights, County of Cuyahoga (44137-3054).

          THIRD: The purposes for which the Corporation is formed, which shall be in addition to the authority to engage in any lawful act or activity for which corporations may be formed under Chapter 1701 of the Revised Code of Ohio, are as follows:

          (i) to own and operate medical, clinical, industrial and research laboratories;

          (ii) to research, manufacture, design, construct, use, buy, sell, lease, hire and deal in and with articles and property of all kinds; and

          (iii) to render services of all kinds.

          FOURTH: The authorized number of shares of the Corporation is 1,000, all of which are without par value and are of the same class and are to be common shares, each with a right to one vote.

          All or any part of said common shares without par value may be issued by the Corporation from time to time and for such consideration as may be determined upon and fixed by the Board of Directors, as provided by law. Any and all such shares issued, for which the full consideration has been paid and delivered, shall be deemed fully paid shares and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

          FIFTH: The period of existence of the Corporation is perpetual.



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      SIXTH: The Corporation may indemnify, to the full extent permitted by
Section 1701.13 of the General Corporation Law, as the same may be amended and supplemented, any person who was or is a party, or is threatened to be made a party, to any threatened or pending action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation, or was or is serving at the request of the Corporation, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Any indemnification pursuant to the foregoing shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper under the circumstances because he or she has met any legally applicable standard of conduct. Such determination may be made (i) by resolution of the Board of Directors adopted in the manner provided in the Regulations of the corporation, or (ii) if a quorum consisting of directors who are not parties to such action, suit or proceeding, is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

      SEVENTH: Notwithstanding any provision of the General Corporation Law now or hereafter in force requiring, for any purpose, the vote, consent, waiver, or release of the holders of a designated proportion (but less than all) of the shares of any particular class or of each class, of the shares are classified, the vote, consent, waiver, or release if the holders of at least a majority of the voting power or of at least a majority of the shares entitled to vote, as the case may be, of such particular class or of each class, if shares are classified, shall be required in lieu of any such designated greater proportion otherwise required by any provision of said General Corporation Law.

      EIGHTH: From time to time any of the provisions of these Articles of Incorporation may be amended, altered, or repealed, and other provisions authorized by the General Corporation Law and the laws of the State of Ohio at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the shareholders of the corporation by these Articles of Incorporation are granted subject to the provisions of this Article EIGHTH.

Signed on September 4, 1992.


                                                     /s/ Peter J. Sheptak
                                                     --------------------
                                                     Peter J. Sheptak
                                                     Sole Incorporator


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                        SOUTHGATE MEDICAL SERVICES, INC.

                             CERTIFICATE OF ADOPTION
                             OF AGREEMENT OF MERGER


          The undersigned, Edward E. Siegler, President, and Charles J. Silverman, Secretary, respectively, of Southgate Medical Services, Inc., an Ohio corporation, do hereby certify that:

         1. The Agreement of Merger, dated as of September 14, 1992, between Southgate Medical Services, Inc. ("Southgate") and CLS/SG, Inc., to which this Certificate is attached, was duly approved by the Board of Directors of Southgate in an action without a meeting dated September 14, 1992 and was duly executed by the President and the Secretary of Southgate; and

         2. Pursuant to the provisions of Section 1701.78(D) of the Ohio Revised Code, such Agreement of Merger was submitted to and adopted by the shareholders of Southgate in an action without a meeting, dated September 14, 1992, signed by each of the shareholders of Southgate.

         IN WITNESS WHEREOF, the undersigned have duly executed this Certificate this 14th day of September, 1992.



                                                /s/ Edward E. Siegler
                                                -------------------------------
                                                Edward E. Siegler, President


                                                /s/ Charles J. Silverman
                                                -------------------------------
                                                Charles J. Silverman, Secretary


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



                                  CLS/SG, INC.

                             CERTIFICATE OF ADOPTION
                             OF AGREEMENT OF MERGER


         The undersigned,  Thomas D. Moses, President,  and Anthony J. Geramita,
Assistant  Secretary,   respectively,  of  CLS/SG,  Inc.,  an  Ohio  corporation
("Newco"), do hereby certify that:

1. The Agreement of Merger, dated as of September 14, 1992, between Southgate Medical Services, Inc., an Ohio corporation, and Newco, to which this Certificate is attached, was duly approved by the Board of Directors of Newco in an action without a meeting dated September 11, 1992, and was duly executed by the President and Assistant Secretary of Newco; and

2. Pursuant to the provisions of Section 1701.78(D) of the Ohio Revised Code, such Agreement of Merger was approved by the consent in writing, dated September 11, 1992, signed by the sole shareholder of Newco, the only shareholder entitled to notice of and to vote at a meeting of the shareholders held for the purpose of approving an agreement of merger.

         IN WITNESS WHEREOF, the undersigned have duly executed this Certificate this 11th day of September, 1992.

                                   /s/ Thomas D. Moses
                                   ----------------------------------------
                                   Thomas D. Moses, President


                                   /s/ Anthony J. Geramita
                                   ----------------------------------------
                                   Anthony J. Geramita, Assistant Secretary


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



                               AGREEMENT OF MERGER

THIS AGREEMENT OF MERGER ("Agreement") is made as of this 14th day of September, 1992, by and among Charles J. Silverman, JoAnn Silverman, Frank J. Ilkanich and Edward E. Siegler, M.D., as Trustee (collectively, the "Shareholders" and individually, a "Shareholder"); Southgate Medical Services, Inc., an Ohio corporation ("Southgate"); CLS/SG, Inc., an Ohio corporation ("Newco"), a wholly owned subsidiary of Corning Incorporated, a New York business corporation ("Corning").

                                    RECITALS:

WHEREAS, the Shareholders own all of the issued and outstanding shares of the capital stock of Southgate, as well as all outstanding rights to acquire shares of such capital stock (the "Shares"); and

WHEREAS, Corning desires to acquire all of the Shares in exchange for shares of common stock of Corning, par value $.50 per share (the "Corning Common Stock"), pursuant to a plan of merger upon the terms and conditions hereinafter set forth; and WHEREAS, Corning has organized Newco in the State of Ohio as its wholly-owned subsidiary corporation for the purpose of merging with Southgate as provided herein. NOW, THEREFORE, in consideration of the foregoing premises and of the mutual and independent promises hereinafter set forth, the parties agree as follows:

                   ARTICLE I. The Merger



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



                  Pursuant to the merger (the "Merger") to be consummated as provided in this Agreement, Newco shall be merged with and into Southgate on the Closing Date (as defined in Article III hereof), and Newco's separate corporate existence shall thereupon cease. The Articles of Incorporation of Newco shall be amended and restated to reflect the change in corporate name, in the form attached hereto as Exhibit A, which Amended and Restated Articles of Incorporation shall be the Articles of Incorporation of Southgate, as the surviving corporation. The Code of Regulations of Newco shall be the Code of Regulations of Southgate, as the surviving corporation. The directors and officers of Newco at the Closing Date shall be the directors and officers of Southgate, as the surviving corporation, and shall hold office from the Closing Date until their respective successors are duly elected or appointed and qualified in the manner provided in the Code of Regulations of Southgate, as the surviving corporation, or as otherwise provided by law.

                  ARTICLE II.  Exchange and Conversion of Shares

                   (a) On the Closing Date, each outstanding share of Southgate common stock shall by virtue of the Merger and without any action on the part of the holder thereof by exchanged for 1,594.5073 shares of Corning Common Stock. No certificates representing fractional shares will be issued by Corning on account of the Merger. The number of shares that each Shareholder is entitled to receive shall be rounded up to the nearest whole share.

                   (b) Each share of common stock, no par value, of Newco issued and outstanding immediately prior to the Closing Date shall, by virtue of the Merger and without any


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action on the part of the holder thereof,  be converted into one share of common stock of Southgate.

                   ARTICLE III. Closing Date

                   The closing of the transactions contemplated by this Agreement will take place on such date and at such time and place as may be mutually agreed upon by the Shareholders and Corning ("Closing Date"). The Merger shall become effective as of the filing of this Agreement in the office of the Secretary of State of the State of Ohio on the Closing Date.

                   ARTICLE IV. Counterparts

                   This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.

                   IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed on its behalf by this officers thereunto duly authorized, all as of the day and year first above written.

                                                     SHAREHOLDERS


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



                                              /s/ Charles J. Silverman
                                              -------------------------------
                                              Charles J. Silverman


                                              /s/ JoAnn Silverman
                                              -------------------------------
                                              JoAnn Silverman


                                              /s/ Frank J. Ilkanich
                                              -------------------------------
                                              Frank J. Ilkanich



                                              SOUTHGATE MEDICAL SERVICES, INC.


                                                by:  /s/ Edward E. Siegler
                                                     ------------------------
                                                title:  President


                                                by:  /s/ Charles J. Silverman
                                                     ------------------------
                                                title:  Secretary


                                              CLS/SG, INC.


                                                by:  /s/ Thomas D. Moses
                                                     ------------------------
                                                title:  President


                                                by:  /s/ Anthony J. Geramita
                                                     ------------------------
                                                title:  Assistant Secretary


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



                                    EXHIBIT A

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                        SOUTHGATE MEDICAL SERVICES, INC.

                             -----------------------

                   FIRST: The name of the corporation (hereinafter called the "Corporation") is SOUTHGATE MEDICAL SERVICES, INC.

                   SECOND: The place in the State of Ohio where the principal office of the Corporation is to be located is City of Maple Heights, County of Cuyahoga (44137-3054).

                   THIRD: The purposes for which the Corporation is formed, which shall be in addition to the authority to engage in any lawful act or activity for which corporations may be formed under Chapter 1701 of the Revised Code of Ohio, are as follows:

                  (i) to own and operate medical, clinical, industrial and research laboratories;

                  (ii) to research, manufacture, design, construct, use, buy, sell, lease, hire and deal in and with articles and property of all kinds; and

                  (iii) to render services of all kinds.

                   FOURTH: The authorized number of shares of the Corporation is 1,000, all of which are without par value and are of the same class and are to be common shares, each with a right to one vote.

                   All or any part of said common shares without par value may be issued by the Corporation from time to time and for such consideration as may be determined upon and fixed by the Board of Directors, as provided by law. Any and all such shares issued, for which the full consideration has been paid and delivered, shall be deemed fully paid shares and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

                   FIFTH: The period of existence of the Corporation is perpetual.

                   SIXTH: The Corporation shall indemnify, to the full extent permitted by Section 1701.13 of the General Corporation Law, as the same may be amended and supplemented, any person who was or is a party, or is threatened to be made a party, to any


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


threatened or pending action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation, or was or is serving at the request of the Corporation, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Any indemnification pursuant to the foregoing shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper under the circumstances because he or she has met any legally applicable standard of conduct. Such determination may be made (i) by resolution of the Board of Directors adopted in the manner provided in the Regulations of the corporation, or (ii) if a quorum consisting of directors who are not parties to such action, suit or proceeding, is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

                   SEVENTH: Notwithstanding any provision of the General Corporation Law now or hereafter in force requiring, for any purpose, the vote, consent, waiver, or release of the holders of a designated proportion (but less than all) of the shares of any particular class or of each class, of the shares are classified, the vote, consent, waiver, or release if the holders of at least a majority of the voting power or of at least a majority of the shares entitled to vote, as the case may be, of such particular class or of each class, if shares are classified, shall be required in lieu of any such designated greater proportion otherwise required by any provision of said General Corporation Law.

                   EIGHTH: From time to time any of the provisions of these Articles of Incorporation may be amended, altered, or repealed, and other provisions authorized by the General Corporation Law and the laws of the State of Ohio at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the shareholders of the corporation by these Articles of Incorporation are granted subject to the provisions of this Article EIGHTH.

                   NINTH: These Amended and Restated Articles of Incorporation of the Corporation supersede and replace in their entirety the existing Articles of Incorporation of the Corporation.



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